Exhibit (21)
Subsidiaries of Eastman Kodak Company
                                                                                                        Organized
Companies Consolidated                                                            Under Laws of

Eastman Kodak Company                                                             New Jersey
  Laser-Pacific Media Corporation                                               Delaware
    FPC, Inc.                                                                                      California
  Qualex Inc.                                                                                     Delaware
    Qualex Canada Photofinishing Inc.                                         Canada
  Eastman Gelatine Corporation                                                    Massachusetts
  Kodak Imaging Network, Inc. (formerly Ofoto, Inc.)               Delaware
  Kodak Graphic Communications Canada Company                Canada
    Creo Capital Netherlands B.V.                                                   Netherlands
    Kodak SA/NV                                                                              Belgium
    Kodak Canada Inc.                                                                      Canada
  Kodak Argentina S.A.I.C.                                                            Argentina
  Kodak Chilena S.A. Fotografica                                                  Chile
  Kodak Americas, Ltd.                                                                    New York
  Kodak Venezuela, S.A.                                                                 Venezuela
  Kodak (Near East), Inc.                                                                 New York
  Kodak (Singapore) Pte. Limited                                                   Singapore
  Kodak Philippines, Ltd.                                                                New York
  Kodak Polychrome Graphics Company Ltd.                             Barbados
  Kodak Limited                                                                                England
    Cinesite (Europe) Limited                                                           England
    Kodak India Limited                                                                    India
    Kodak International Finance Limited                                       England
  Kodak Polska Sp.zo.o                                                                   Poland
  Kodak OOO                                                                                    Russia
  Kodak Czech Spol s.r.o.                                                               Czech Republic
  Kodak S.A.                                                                                     France
  Kodak Verwaltung GmbH                                                            Germany
  Eastman Kodak Holdings B.V.                                                    Netherlands
    Eastman Kodak Sarl                                                                    Switzerland
    Kodak Brasileira Comercio de Produtos para
       Imagem e Servicos Ltda.                                                         Brazil
    Kodak Nederland B.V.                                                                Netherlands
    Kodak (China) Investment Company Ltd.                               China
    Kodak (Hong Kong) Limited                                                     Hong Kong
    Kodak (China) Limited                                                               Hong Kong

Exhibit (21)
(Continued)

                                                                                                        Organized
Companies Consolidated                                                            Under Laws of

Eastman Kodak Company
  Kodak Korea Ltd.                                                                        South Korea
  Kodak New Zealand Limited                                                     New Zealand
  Kodak (Australasia) Pty. Ltd.                                                   Australia
  Kodak (South Africa) (Proprietary) Limited                            South Africa
  Kodak (Egypt) S.A.E.                                                                 Egypt
  Kodak (Malaysia) Sdn.Bhd.                                                      Malaysia
  Kodak (Taiwan) Limited                                                             Taiwan
  Eastman Kodak International Capital
    Company, Inc.                                                                            Delaware
    Kodak de Mexico S.A. de C.V.                                                Mexico
    Kodak Export de Mexico, S. de R.L. de C.V.                          Mexico
    Kodak Mexicana, S.A. de C.V.                                                 Mexico
    N.V. Kodak S.A.                                                                         Belgium
    Kodak A/S                                                                                  Denmark
    Kodak Norge A/S                                                                      Norway
    Kodak Societe Anonyme                                                          Switzerland
    Kodak (Thailand) Limited                                                         Thailand
  Kodak Gesellschaft m.b.H.                                                         Austria
  Kodak Kft.                                                                                     Hungary
  Kodak Oy                                                                                      Finland
  Kodak S.p.A.                                                                                 Italy
  Kodak Portuguesa Limited                                                         New York
  Kodak, S.A.                                                                                   Spain
  Kodak Nordic AB                                                                         Sweden
  Kodak K. K.                                                                                   Japan
    K. K. Kodak Information Systems                                           Japan
    Kodak Digital Product Center, Japan Ltd.                              Japan
  Kodak Electronic Products (Shanghai) Company
    Limited                                                                                         China
  Kodak (China) Company Limited                                              China
    Kodak (China) Graphic Communications Company Ltd.     China
  Kodak (Wuxi) Company Limited                                                China
  Kodak (Xiamen) Company Limited                                            China
  Kodak (Shanghai) International Trading
    Co. Ltd.                                                                                         China
  Shanghai Da Hai Camera Co., Ltd.                                             China

Note:  Subsidiary Company names are indented under the name of the parent company.